Exhibit 99.1

ClearOne, Inc. Announces $10.0 Million Private Placement

Priced At-The-Market Under Nasdaq Rules

SALT LAKE CITY, September 13, 2021--(BUSINESS WIRE)—ClearOne, Inc. (NASDAQ: CLRO), a global provider of audio and visual communications solutions, today announced that it has entered into definitive agreements with investors to purchase 3,623,189 shares of common stock (or common stock equivalents) in a private placement priced at-the-market under Nasdaq rules.  The Company will also issue to the investors warrants to purchase up to an aggregate of 3,623,189 shares of common stock. The purchase price for one share of common stock and one warrant to purchase one share of common stock is $2.76.  The warrants have an exercise price of $2.64 per share, will be immediately exercisable, and will expire five and one-half years from issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the private placement are expected to be approximately $10.0 million before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes and working capital. The private placement is expected to close on or about September 15, 2021, subject to the satisfaction of customary closing conditions.

On September 11, 2021, the Company amended and restated the terms of its $2.0 million bridge loan originally obtained from Edward D. Bagley (the “Bridge Loan”) on July 2, 2021. Under the original terms of the Bridge Loan, it was to mature on the earlier to occur of (i) October 1, 2021 or (ii) within two business days of the Company’s receipt of its expected U.S. federal income tax refund, and contains other customary covenants and events of default. The amended and restated Bridge Loan extended the latest maturity date from October 1, 2021 to January 3, 2022. All other terms and conditions of the Bridge Loan remained in full force and effect as previously disclosed in the Company’s current report on Form 8-K as filed with the SEC on July 9, 2021.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, ClearOne has agreed to file a resale registration statement covering the shares of common stock and shares of common stock underlying the warrants described above within fifteen days.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About ClearOne, Inc.

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated, including, but not limited to, statements regarding the completion of the offering and the potential use of proceeds from the offering. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

Contacts

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com